As filed with the Securities and Exchange Commission on August 21, 2001

                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933
                                  ---------------

                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)
            Maryland                                    52-1622022
(State or other jurisdiction o           (I.R.S. employer identification number)
  incorporation or organization)

                              11200 Rockville Pike
                            Rockville, Maryland 20852
         (Address, including zip code, of principal executive offices)
                               ---------------

        Second Amended and Restated Stock Option Plan for Key Employees
                            (Full title of the Plan)
                               ---------------

                               William B. Dockser
                              Chairman of the Board
                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300
 (Name, address and telephone number, including area code, of agent for service)
                               ---------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                     Proposed     Proposed Maximum
                Title of                          Amount             Maximum         Aggregate        Amount of
               Securities                         to be           Offering Price   Offering Price  Registration Fee
            to be Registered                    Registered          Per Share

--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     3,500,000 shares (1)     $0.665(2)      $2,327,500(2)      $581.88
====================================================================================================================

(1) Issuable upon exercise of additional options granted or to be granted under the Second Amended Restated Stock Option Plan For Key Employees pursuant to an aggregate increase in the number of shares of Common Stock available for issuance under such Plan from 1,000,000 to 4,500,000, such aggregate increase representing two increases approved on May 12, 1998 and April 2, 2001, respectively.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's Common Stock on August 15, 2001.

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statement No. 333-00303 on Form S-8 and Registration Statement No. 333-29729 on Form S-8, as filed with the Securities and Exchange Commission

(the "SEC") on January 19, 1996 and June 20, 1997, respectively, relating to the Registrant's Second Amended and Restated Stock Option Plan for Key Employees, are effective. Pursuant to General Instruction E, the contents of the above-identified Registration Statements are hereby incorporated by reference.
























                                      (ii)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

                                Exhibit Schedule

Exhibit No.       Description of Exhibit
------------      ----------------------

Exhibit 4.1 Registrant's Second Amended and Restated Stock Option Plan for Key Employees (incorporated by reference herein to Exhibit G to Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed with the SEC on September 22, 2000).

Exhibit 4.2       Form of Option Agreement (incorporated by reference herein to
                  Exhibit 4(e) to Form S-8 filed with the SEC on January 19,
                  1996).

Exhibit 4.3 Registrant's Articles of Amendment and Restatement, including Exhibit A, Exhibit B, Exhibit C and Exhibit D thereto pertaining to the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Cumulative Convertible Preferred Stock, Series E Cumulative Convertible Preferred Stock, the Series F Redeemable Cumulative Dividend Preferred Stock and the Series G Redeemable Cumulative Dividend Preferred Stock, respectively, filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference herein to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

Exhibit 5         Opinion of Venable, Baetjer and Howard, LLP.  Filed herewith.

Exhibit 23.1      Consent of Venable, Baetjer and Howard, LLP.  Included in
                  Exhibit 5 hereto.

Exhibit 23.2      Consent of Arthur Andersen LLP.  Filed herewith.

Exhibit 24 Power of Attorney. Included on page II-3 of this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 16th day of August 2001.

                                              CRIIMI MAE INC.



                                              /s/William B. Dockser
                                              ------------------------
                                              William B. Dockser
                                              Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints William
B. Dockser and H. William Willoughby, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                                          Title                               Date
                   ----                                          -----                               ----
/s/William B. Dockser                                    Chairman of the Board                  August 16, 2001
------------------------------------                 (Principal Executive Officer)
William B. Dockser

/s/H. William Willoughby                           Director, President and Secretary            August 16, 2001
------------------------------------                 (Principal Executive Officer)
H. William Willoughby

/s/Cynthis O. Azzara                            Senior Vice President, Chief Financial          August 16, 2001
------------------------------------                     Officer and Treasurer
Cynthia O. Azzara                            (Principal Financial and Accounting Officer)


/s/Robert J. Merrick                                           Director                         August 17, 2001
------------------------------------
Robert J. Merrick

/s/Robert E. Woods                                             Director                         August 17, 2001
------------------------------------
Robert E. Woods

/s/John R. Cooper                                              Director                         August 17, 2001
------------------------------------
John R. Cooper

/s/Alan M. Jacobs                                              Director                         August 17, 2001
------------------------------------
Alan M. Jacobs

/s/Donald J. MacKinnon                                         Director                         August 20, 2001
------------------------------------
Donald J. MacKinnon

/s/Donald C. Wood                                              Director                         August 17, 2001
------------------------------------
Donald C. Wood

/s/Michael F. Wurst                                            Director                         August 16, 2001
------------------------------------
Michael F. Wurst

                                  EXHIBIT INDEX

                                Exhibit Schedule

Exhibit No.        Description of Exhibit
------------       ----------------------

Exhibit 4.1 Registrant's Second Amended and Restated Stock Option Plan for Key Employees (incorporated by reference herein to Exhibit G to Exhibit 99.6 to the Registrant's Current Report on Form 8-K filed with the SEC on September 22, 2000).

Exhibit 4.2 Form of Option Agreement (incorporated by reference herein to Exhibit 4(e) to Form S-8 filed with the SEC on January 19, 1996).

Exhibit 4.3 Registrant's Articles of Amendment and Restatement, including Exhibit A, Exhibit B, Exhibit C and Exhibit D thereto pertaining to the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Cumulative Convertible Preferred Stock, Series E Cumulative Convertible Preferred Stock, the Series F Redeemable Cumulative Dividend Preferred Stock and the Series G Redeemable Cumulative Dividend Preferred Stock, respectively, filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference herein to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

Exhibit 5          Opinion of Venable, Baetjer and Howard, LLP.  Filed herewith.

Exhibit 23.1       Consent of Venable, Baetjer and Howard, LLP.  Included in
                   Exhibit 5 hereto.

Exhibit 23.2       Consent of Arthur Andersen LLP.  Filed herewith.

Exhibit 24 Power of Attorney. Included on page II-3 of this Registration Statement.

                                                                   EXHIBIT 5




                 [Letterhead of Venable, Baetjer and Howard, LLP]




                                              August 20, 2001


CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, MD  20852

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special Maryland counsel for CRIIMI MAE Inc. (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 3,500,000 shares of common stock (par value $.01 per share) of the Corporation (the "Shares") for issuance and sale pursuant to the Corporation's Second Amended and Restated Stock Option Plan for Key Employees (the "Plan").

     As counsel for the Corporation, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement substantially in the form in which it is to become effective and the Plan. We have further examined and relied upon a certificate of the Maryland State
Department of Assessments and Taxation to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

     We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation.

     Based upon the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     This letter  expresses  our opinion with  respect to the  Maryland  General
Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and

Regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for your use in connection with the transactions described above. No other person may rely on this opinion for any other purpose without our prior written consent.

                                          Very truly yours,


                                           /s/Venable, Baetjer and Howard, LLP
                                           -----------------------------------
                                           Venable, Baetjer and Howard, LLP

                                                                EXHIBIT 23.2

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 11, 2001 included in CRIIMI MAE Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/Arthur Andersen LLP
----------------------
ARTHUR ANDERSEN LLP
Vienna, Virginia
August 20, 2001